Exhibit 23-b

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated
January 21, 1999 (Exhibit 99-a), as included in Ameritech Corporation's annual report on Form 10-K for the year ended December 31, 1998.  It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

/s/Arthur Andersen LLP
Chicago, Illinois
March 8, 2001